LOCK-UP AGREEMENT

THIS AGREEMENT dated for reference the 5th day of September, 2006.

BETWEEN:

SOUTHWESTERN RESOURCES CORP.,
of Suite 1650, 701 West Georgia Street, Vancouver,
British Columbia V7Y 1C6 Canada

(hereinafter called the "Undersigned")

OF THE FIRST PART

AND:

COMPUTERSHARE INVESTOR SERVICES INC.,
of 4th Floor, 510 Burrard Street, Vancouver,
British Columbia V6C 3B9 Canada

(hereinafter called the "Escrow Agent")

OF THE SECOND PART

AND:

ZINCORE METALS INC.
of Suite 1650, 701 West Georgia Street, Vancouver,
British Columbia V7Y 1C6 Canada

(hereinafter called the "Issuer")

OF THE THIRD PART

WHEREAS in contemplation of a public offering of shares by prospectus the Undersigned has agreed to certain resale restrictions on the 34,000,000 common shares (the "Shares") owned by it in the Issuer, upon and subject to the terms and conditions hereinafter more particularly set out;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and in consideration of the sum of Ten Dollars ($10.00) now paid by the parties hereto, each to the other, (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

PART 1 - DEFINITIONS

1.1. In this Agreement:

(a) "Closing Date" shall mean the date of closing of the Issuer's share offering by way of prospectus pursuant to the terms of an underwriting agreement entered into among the Issuer, Canaccord Capital Corporation, Raymond James Ltd. and Octagon Capital Corporation;

(b) "Exchange" shall mean the Toronto Stock Exchange or such other stock exchange upon which the Issuer's common shares first become listed; and

(c) "Restrictions" shall mean the restrictions on the Shares set forth in Section 3.1 of this Agreement.

PART 2 - DEPOSIT OF SECURITIES AND ACKNOWLEDGEMENT

2.1. The Undersigned hereby agrees with the Escrow Agent and the Issuer that it will deliver or cause to be delivered to the Escrow Agent certificates for the Shares to be held by the Escrow Agent and released, subject as hereinafter provided, as to 100% on the first business day following two years from the Closing Date.

2.2. The Undersigned shall be entitled to a letter or receipt from the Escrow Agent stating the number of Shares represented by certificates held for it by the Escrow Agent subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

2.3. It is acknowledged that the Issuer has filed a preliminary prospectus whereby common shares of the Issuer will be offered to the public and that upon completion of the sale of the said shares, the Issuer intends to make application to list all of its common shares for trading on the Exchange. If such listing of shares does not occur within 12 months from the Closing Date, then the Undersigned may give notice to the Escrow Agent and the Issuer that such listing has not occurred whereupon this Agreement shall be terminated and the Escrow Agent shall release the Shares to the Undersigned and the Shares shall not be subject to any Restrictions pursuant to this Agreement.

2.4. It is further acknowledged that the Undersigned is voluntarily agreeing to the Restrictions by executing a copy of this Agreement and that the policies of the securities regulatory authorities and the Exchange do not require the Restrictions as a condition of issuing a receipt for the Issuer's prospectus. The Agreement is being entered into by the Undersigned at the request of the Issuer's management to allow for an orderly market upon listing of the Issuer's common shares on the Exchange.

PART 3 - RESTRICTIONS ON TRANSFERS

3.1. The Undersigned shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the Shares or beneficial ownership of or any interest in them and the Escrow Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of or interest in the Shares, for period of two years from the Closing Date, except in the following circumstances:

(a) to another person or persons each of whom enters into an agreement with the Escrow Agent and the Issuer having the same terms and conditions as this Agreement for the balance of the period remaining under this Agreement;

(b) as a pledge, mortgage or charge to a financial institution as collateral for a loan, provided that the Shares or other evidence of the Shares will not be transferred or delivered by the Escrow Agent to the financial institution for this purpose. The loan agreement must provide that the Shares will remain subject to the terms of this Agreement if the lender realizes on the Shares to satisfy the loan;

(c) if a bona fide offer (an "Offer") for common shares of the Issuer is made in accordance with the terms of the *Securities Act* (British Columbia) (the "Act") to shareholders of the Issuer generally or to a class of securityholders which includes the Undersigned, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Act, the Undersigned may tender the Shares pursuant to the Offer. If the Offer is completed within the time specified therein including any extensions thereof and any or all of the Shares tendered by the Undersigned pursuant to the Offer are taken up or paid for by the offeror in respect thereof, then such Shares shall be forthwith released from the terms of this Agreement. If the Offer is not completed within the time specified therein including any extensions thereof and any or all of the Shares tendered by the Undersigned pursuant to the Offer are not taken up or paid for by the offeror in respect thereof, then such Shares shall be returned by the Undersigned to the Escrow Agent to be held pursuant to the terms of this Agreement;

(d) if a Change of Control (as defined below) occurs, all Shares subject to this Agreement shall be forthwith released from the terms of this Agreement. "Change of Control" means the acquisition by any person or by any person and a Joint Actor, as defined in the Act, whether directly or indirectly, of voting securities, of the Issuer, which, when added to all other voting securities of the Issuer at the time held by such person or by such person and a Joint Actor, totals for the first time not less than twenty percent (20%) of the outstanding voting securities of the Issuer or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Issuer; and

(e) in the event of a formal issuer bid for all outstanding equity securities of the Issuer, a statutory arrangement, an amalgamation, a merger or a reorganization that has an effect similar to an amalgamation or merger (a "Business Combination"), the Undersigned may tender the Shares to the Business Combination. Upon completion of the Business Combination, any or all of the Shares tendered by the Undersigned pursuant to the Business Combination shall be forthwith released from the terms of this Agreement. If the Business Combination is not completed and any or all of the Shares tendered by the Undersigned pursuant to the Business Combination are not taken up or paid for pursuant to the Business Combination, then such Shares shall be returned by the Undersigned pursuant to the terms of this agreement.

3.2. Prior to the transfer or other dealing in section 3.1 above, the Escrow Agent must receive the following documents subject to such adjustment as may be agreed by the parties bearing in mind the intent of this Agreement:

(a) notice of the proposed transfer or other dealing with confirmation of delivery of a copy of the notice to the Issuer not less than 10 business days prior to completion of the proposed transfer or other dealing;

(b) notice of the Issuer that the Issuer does not object to the transfer or other dealing. If the Issuer does not provide such notice, the Escrow Agent may proceed with the transfer or other dealing subject to the other provisions of this Agreement unless the Issuer provides notice, within five (5) business days of the Issuer's receipt of the notice provided in section 3.2(a), that it objects to the transfer or other dealing;

(c) in the case of sections 3.1(a), 3.1(b) and 3.1(e), a certified copy of the resolution of the board of directors of the Undersigned approving the transfer or other dealing;

(d) in the case of section 3.1(a), a fully executed agreement with the Escrow Agent and the Issuer in the form of this Agreement evidencing the transferee's agreement to be bound;

(e) in the case of section 3.1(b), a copy of the loan agreement containing a provision that the Shares will remain subject to the terms of this Agreement if the lender realizes on the Shares to satisfy the loan. In the event of a realization on the Shares to satisfy the loan, the Escrow Agent shall receive a fully executed agreement with the Escrow Agent and the Issuer in the form of this Agreement evidencing the transferee's agreement to be bound; and

(f) a transfer power of attorney, completed and executed by the Undersigned in accordance with the requirements of the Issuer's transfer agent.

3.3. In the event of a bankruptcy of the Undersigned, the Shares may be transferred to a trustee in bankruptcy or another person or company entitled to Shares on bankruptcy provided that prior to the transfer, the Escrow Agent receives:

(a) notice of the bankruptcy at the earliest practicable time;

(b) a certified copy of either

(i) the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii) the receiving order adjudging the Undersigned bankrupt;

(c) a certified copy of a certificate of appointment of the trustee in bankruptcy;

(d) a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer's transfer agent; and

(e) a fully executed agreement with the Escrow Agent and the Issuer in the form of this Agreement evidencing the transferee's agreement to be bound.

3.4. In the event of a liquidation, winding-up or receivership of the Undersigned, the Shares may be transferred to the person or persons entitled to receive the Shares on liquidation, winding-up or receivership provided that prior to the transfer, the Escrow Agent receives:

(a) notice of the liquidation, winding-up or receivership at the earliest practicable time;

(b) a certified copy of documents confirming the liquidation, winding-up or receivership and the right of the person or persons to receive the Shares together with such other documentation as may reasonably be required by the Escrow Agent;

(c) a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer's transfer agent; and

(g) unless waived by the Issuer by notice in writing, a fully executed agreement with the Escrow Agent and the Issuer in the form of this Agreement evidencing the transferee's agreement to be bound.

3.5. The Undersigned may, by notice in writing delivered to the Issuer and the Escrow Agent, request permission for a transfer or sale by the Undersigned of all or some portion of the Shares to an institutional or other large investor in the event that the institutional or other large investor wishes to purchase a large block of the Shares. The notice shall specify the name of the proposed transferee or purchaser, the number of Shares and the proposed date of the transfer or purchase. The Issuer will act reasonably and on a timely basis in considering requests under this Section and if it consents to the transfer or sale, the Issuer will deliver a written notice to the Escrow Agent advising of its consent to the proposed transfer or sale and to the release of such Shares from the terms of this Agreement. Before such transfer or sale may occur, the institutional or other large investor must first execute an investment letter, addressed and delivered to the Issuer, stating that it is acquiring the said Shares for investment purposes and not for the purposes of resale.

PART 4 - RESIGNATION OF ESCROW AGENT

4.1. Resignation of Escrow Agent

(a) If the Escrow Agent wishes to resign as Escrow Agent, the Escrow Agent will give written notice to the Issuer.

(b) If the Issuer wishes to terminate the Escrow Agent as Escrow Agent, the Issuer will give written notice to the Escrow Agent.

(c) If the Escrow Agent resigns or is terminated, the Issuer will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another trustee that is acceptable to the Undersigned and that has accepted such appointment, which appointment will be binding on the Issuer and the Undersigned.

(d) The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Escrow Agent or Issuer, as applicable, or on such other date as the Escrow Agent and the Issuer may agree upon (the "**resignation or termination date**"), provided that the resignation or termination date will not be less than 10 business days before a release date.

(e) If the Issuer has not appointed a successor trustee within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Issuer's expense, to a court of competent jurisdiction for the appointment of a successor trustee, and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(f) On any new appointment under this section, the successor trustee will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor trustee, who will be entitled to receive, all securities, records or other property on

deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent with thereupon be discharged as Escrow Agent.

(g) Before a successor trustee is appointed, the successor trustee shall agree to be bound by the terms of this Agreement.

PART 5 - OTHER CONTRACTUAL ARRANGEMENTS

5.1. Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement, and the Shares and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

5.2. Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any Shares deposited with it.

5.3. Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from or a transfer of Shares under the terms of this Agreement.

5.4. Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for Shares that it has released to the Undersigned or at the Undersigned's direction according to this Agreement.

5.5. Indemnification of Escrow Agent

The Issuer and the Undersigned hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the Shares, the resignation or termination of the Escrow Agent and the termination of this Agreement.

5.6. Additional Provisions

(a) The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "**Documents**") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in

connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(b) The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other parties as set out in Section 4.1(c), and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(c) The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Issuer as soon as practicable that it has retained legal counsel or other advisors. The Issuer will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(d) In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the parties or by a court of competent jurisdiction.

(e) The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(f) The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(g) The Escrow Agent is authorized to cancel any share certificate delivered to it and hold the Undersigned's Shares in electronic, or uncertificated form only, pending release of such securities from under the terms of this Agreement.

(h) The Escrow Agent will have no responsibility with respect to any Shares in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

5.7. Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement,

in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more parties, except for losses directly caused by its bad faith or wilful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

5.8. Remuneration of Escrow Agent

The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days' written notice. The Issuer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

PART 6 - NOTICES AND DELIVERIES

6.1. Notice

All notices provided under this Agreement shall be in writing.

6.2. Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Computershare Investor Services Inc.
4th Floor, 510 Burrard Street
Vancouver, British Columbia
V6C 3B9 Attention: Manager, Client Services

Telephone: (604) 661-0271, Facsimile: (604) 661-9401

6.3. Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

ZINCORE METALS INC.
Suite 1650, 701 West Georgia Street
Vancouver, British Columbia
V7Y 1C6 Attention: Greg Martin

Telephone: (604) 669-6611, Facsimile: (604) 669-6616

6.4. Notice to the Undersigned

Documents will be considered to have been delivered to the Undersigned on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand

during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

SOUTHWESTERN RESOURCES CORP.
Suite 1650, 701 West Georgia Street
Vancouver, British Columbia
V7Y 1C6 Attention: Legal Department

Telephone: (604) 669-2525, Facsimile: (604) 688-5175

6.5. Delivery of Certificates

Any share certificates or other evidence of the Undersigned's Shares will be sent to the Undersigned's address on the Issuer's share register unless the Undersigned has advised the Escrow Agent in writing otherwise at least ten business days before the Shares are released from under the terms of this Agreement.

6.6. Change of Address

A party may change its address for delivery by delivering notice of the change of address to each of the other parties.

PART 7 - GENERAL

7.1. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors and permitted assigns.

7.2. Time shall be of the essence of this Agreement.

7.3. Unless specifically indicated to the contrary, all amounts of money referred to in this Agreement are stated in Canadian dollars.

7.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to conflicts of laws.

7.5. This Agreement, including the schedules hereto, constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

7.6. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

7.7. This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the parties have executed these presents as and from the day and year first above written.

SOUTHWESTERN RESOURCES CORP.

Per: ______________________________
Authorized signatory

COMPUTERSHARE INVESTOR SERVICES INC.

____
Authorized signatory

____
Authorized signatory

ZINCORE METALS INC.

Per: ______________________________
Authorized signatory